Exhibit 11b
                       Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                           New York, N.Y. 10022-3852
                                 (212)715-9100

                                                                  July 23, 1998

Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10022

Re: Cortland Trust, Inc. Registration No. 2-94935

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.








                                              Very truly yours,
                             /s/Kramer, Levin, Naftalis & Frankel
                                Kramer, Levin, Naftalis & Frankel